                                                                    Exhibit 10.2


===============================================================================


                             SHAREHOLDERS AGREEMENT




                                 BY AND BETWEEN




                        EDWARDS LIFESCIENCES CORPORATION



                                       AND



                                PLC SYSTEMS INC.












                                   DATED AS OF



                                 JANUARY 9, 2001


===============================================================================

                                TABLE OF CONTENTS


                                                                                                  Page

ARTICLE I DEFINITIONS...............................................................................1
         SECTION 1.1 DEFINITIONS....................................................................1

ARTICLE II CORPORATE GOVERNANCE.....................................................................6
         SECTION 2.1 THE PLC  BOARD OF DIRECTORS....................................................6
         SECTION 2.2 GENERAL COVENANT TO VOTE.......................................................8

ARTICLE III PREEMPTIVE RIGHTS AND ADDITIONAL STOCK SALES............................................8
         SECTION 3.1 PREEMPTIVE RIGHTS..............................................................8

ARTICLE IV REGISTRATION RIGHTS......................................................................9
         SECTION 4.1 REGISTRATION ON REQUEST........................................................9
         SECTION 4.2 INCIDENTAL REGISTRATION.......................................................11
         SECTION 4.3 REGISTRATION PROCEDURES.......................................................12
         SECTION 4.4 INDEMNIFICATION...............................................................14

ARTICLE V VOTING...................................................................................16
         SECTION 5.1 VOTING OF SHARES BY EDWARDS...................................................16

ARTICLE VI CERTAIN TAX MATTERS.....................................................................17
         SECTION 6.1 REPRESENTATIONS AND WARRANTIES................................................17
         SECTION 6.2 COVENANTS.....................................................................17
         SECTION 6.3 INDEMNIFICATION; SURVIVAL.....................................................18

ARTICLE VII IMPUTED INCOME INDEMNIFICATION.........................................................19
         SECTION 7.1 INDEMNIFICATION...............................................................19
         SECTION 7.2 NOTICE AND PAYMENT............................................................19
         SECTION 7.3 SURVIVAL......................................................................19

ARTICLE VIII TERMINATION...........................................................................19
         SECTION 8.1 TERMINATION...................................................................19

ARTICLE IX MISCELLANEOUS...........................................................................20
         SECTION 9.1 GOVERNING LAW.................................................................20
         SECTION 9.2 JURISDICTION AND CONSENT TO SERVICE...........................................20
         SECTION 9.3 NOTICES.......................................................................20
         SECTION 9.4 INTERPRETATION................................................................21
         SECTION 9.5 SEVERABILITY..................................................................21
         SECTION 9.6 COUNTERPARTS..................................................................22
         SECTION 9.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES................................22
         SECTION 9.8 FURTHER ASSURANCES............................................................22
         SECTION 9.9 AMENDMENTS AND MODIFICATIONS; WAIVERS AND EXTENSIONS..........................22
         SECTION 9.10 ASSIGNMENT...................................................................23
         SECTION 9.11 REMEDIES CUMULATIVE..........................................................23

                             SHAREHOLDERS AGREEMENT

         SHAREHOLDERS AGREEMENT (the "Agreement"), dated as of January 9, 2001, by and between Edwards Lifesciences Corporation, a Delaware corporation ("Edwards"), and PLC Systems Inc., a Yukon Territory corporation ("PLC").

         WHEREAS, Edwards and PLC are parties to a Securities Purchase Agreement, dated as of January 7, 2001 (the "Purchase Agreement"), and upon consummation of the transactions contemplated therein, Edwards will hold 5,333,333 shares (the "Shares") of common shares without par value of PLC (the "PLC Common Shares") and Warrants (as defined herein) exercisable for a total of 3,000,000 PLC Common Shares (as adjusted from time to time pursuant to the provisions of the Warrants, the "Warrant Shares") on the terms and conditions set forth therein; and

         WHEREAS, the parties hereto wish to set forth their agreement concerning certain governance matters of PLC following consummation of the Transactions (as defined herein) as well as certain matters relating to Edwards' ownership and disposition of the Shares, Warrant Shares and any other shares of PLC securities acquired by Edwards after the date of this Agreement (collectively, the "Registrable Shares");

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "ADDITIONAL CUMULATIVE CREDITABLE TAX AMOUNT" means the aggregate of Cumulative Creditable Tax Amounts not taken into account under the CPA Imputed Income Amount.

         An "AFFILIATE" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the definition of affiliate, "control" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

         "AGREEMENT" has the meaning set forth in the Recitals.

         "ANNUAL INFORMATION STATEMENT" means an information statement prepared by the Tax Amounts CPA on an annual basis setting forth the deemed

United States federal income inclusions in respect of the earnings of each of PLC and the PLC Subsidiaries for the immediately preceding taxable year of PLC related to (i) the controlled foreign corporation provisions set forth under section 951 ET SEQ. of the Code, (ii) the foreign personal holding company provisions set forth under section 551 ET SEQ. of the Code, and (iii) the "qualified electing fund" provisions set forth under section 1295 of the Code. Without limiting the foregoing, the Annual Information Statement shall, consistent with the requirements set forth in Internal Revenue Notice 88-125 and any successor provision, also set forth (A) the first and last days of the taxable year of PLC to which the information statement applies, (B) sufficient information to enable Edwards and any of its direct or indirect beneficial owners of Equity Securities to calculate their respective pro rata share of the ordinary earnings and net capital gain of PLC, determined in accordance with United States federal income tax principles, for the immediately preceding taxable year of PLC, and (C) the amount of cash and the fair market value of other property distributed or deemed distributed on a per share basis during the immediately preceding taxable year of the PLC and shall include a statement that PLC will permit any direct or indirect United States holder of Equity Securities to inspect and copy PLC's permanent books of account, records, and such other documents as may be maintained by PLC to the extent necessary to establish that the ordinary earnings and net capital gain referred to in (B) above are computed in accordance with United States federal income tax principles.

         "APPLICABLE LAW" shall mean, with respect to any Person, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

         A Person shall be deemed to "BENEFICIALLY OWN," to have "BENEFICIAL OWNERSHIP" of, or to be "BENEFICIALLY OWNING" any securities (which securities shall also be deemed "BENEFICIALLY OWNED" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement and, for certainty, Edwards shall be deemed to Beneficially Own the Shares and the Warrant Shares.

         "CLOSING" has the meaning set forth in the Purchase Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CPA IMPUTED INCOME AMOUNT" means the Imputed Income Amount, as determined by the Tax Amounts CPA and on the basis of assuming that 100% of the shares of PLC are owned by one "United States shareholder" (as defined in section 951 of the Code).

         "CREDITABLE TAX" means a foreign tax that may be claimed as a foreign tax credit under section 901 ET SEQ. of the Code in respect of dividends (or imputed dividends) received from PLC.

         "CUMULATIVE CPA IMPUTED INCOME AMOUNT" means, the aggregate amount of the CPA Imputed Income Amounts in respect of the taxable year ending on December 31, 2001, and each subsequent taxable year ending prior to the date in respect of which such Cumulative CPA Imputed Income Amount is being calculated.

         "CUMULATIVE CREDITABLE TAX AMOUNT" means the aggregate amount of Realized Benefit in respect of a Creditable Tax. Edwards will be considered to have achieved a "REALIZED BENEFIT" in respect of a Creditable Tax with respect to a particular taxable year only to the extent that Edwards is able to actually utilize a credit for a Creditable Tax to reduce its federal income tax liability for any taxable year.

         "CUMULATIVE DIVIDEND AMOUNT" means, the aggregate amount of dividends paid in cash by PLC on a pro-rata, as converted basis, with respect to all classes of shares of PLC for the period commencing with the Date of the Closing and ending on and including the day prior to date of payment of any dividend for which the Cumulative Dividend Amount is being calculated.

         "DISTRIBUTION AGREEMENT" means the Distribution Agreement, dated as of January 9, 2001, by and between Edwards Lifesciences LLC and PLC.

         "EDWARDS" has the meaning set forth in the Recitals.

         "EDWARDS DESIGNEE" means the individual designated by Edwards who is employed by Edwards with a title of director or above.

         "EQUITY SECURITIES" means the Shares and any rights, warrants, options or other instruments, including the Warrants, entitling the holder thereof, whether or not on a contingency, to acquire from PLC, shares in the capital of PLC and any instrument, directly or indirectly, convertible into or exercisable or exchangeable for, whether or not on a contingency, shares in the capital of PLC.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "FINAL DETERMINATION" means a "final determination" as defined under section 1313 of the Code or a similar determination under applicable state or local laws.

         "FINAL DETERMINATION IMPUTED INCOME AMOUNT" means, in the case of any particular Relevant Taxable Period for any particular Imputed Income Indemnitee, the Imputed Income Amount as determined pursuant to a Final Determination.

         "FINAL DETERMINATION SHORTFALL" means, in the case of any particular Relevant Taxable Period for any particular Imputed Income Indemnitee, an amount equal to the aggregate of (i) 50% of the excess of (A) the Final Determination Imputed Income Amount in respect of such Relevant Taxable Period over (B) the CPA Imputed Income Amount attributable to such Imputed Income Indemnitee for such Relevant Taxable Period, reduced by the Additional Cumulative Creditable Tax Amount, and (ii) interest and penalties attributable thereto.

         "GOVERNMENTAL APPROVAL" means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

         "GOVERNMENTAL AUTHORITY" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction over the matter or matters in question.

         "IMPUTED INCOME AMOUNT" means, in the case of any particular Relevant Taxable Period, for any particular Imputed Income Indemnitee, the aggregate amount of income that would be includible, for United States federal income tax purposes, in the gross income of such Imputed Income Indemnitee, pursuant to, and without double counting, (i) the controlled foreign corporation provisions set forth under section 951 et seq. of the Code, (ii) the foreign personal holding company provisions set forth under section 551 et seq. of the Code, and
(iii) the "qualified electing fund" provisions set forth under section 1291 ET SEQ. of the Code on the basis of assuming that 100% of the shares of PLC are owned by one "United States shareholder" (as defined in section 951 of the Code).

         "INDEMNIFIED PERSON" has the meaning set forth in Section 4.4(a).

         "IMPUTED INCOME INDEMNITEE" has the meaning set forth in Section 7.1.

         "IMPUTED INCOME LOSSES" has the meaning set forth in Section 7.1.

         "LICENSE AGREEMENT" means the Manufacturing License Agreement, dated as of January 9, 2001, by and among Edwards Lifesciences LLC, PLC and PLC Medical Systems, Inc.

         "LOSSES" has the meaning set forth in Section 4.4.

         "PERSON" means any individual, group, corporation, firm, partnership, limited liability company, joint venture, trust, business association, organization, governmental entity or other entity.

         "PLC" has the meaning set forth in the Recitals.

         "PLC BOARD" means the board of directors of PLC.

         "PLC COMMON SHARES" has the meaning set forth in the Recitals.

         "PLC SUBSIDIARIES" has the meaning set forth in the Purchase Agreement.

         "PROPOSED ISSUANCE" has the meaning set forth in Section 3.1.

         "PUBLIC OFFERING" means any offering of PLC Common Shares registered under the Securities Act.

         "PURCHASE AGREEMENT" has the meaning set forth in the Recitals.

         "REGISTRABLE SHARES" has the meaning set forth in the Recitals.

         "REGISTRATION EXPENSES" has the meaning set forth in Section 4.2(d).

         "RELEVANT TAXABLE PERIOD" means any calendar year period for which a particular CPA Imputed Income Amount, Final Determination Imputed Income Amount, or Imputed Income Amount is calculated.

         "SEC" means the Securities and Exchange Commission or any successor governmental entity.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHARES" has the meaning set forth in the Recitals.

         "TAX AMOUNTS CPA" means Ernst & Young LLP or a similar accounting firm of international reputation with comparable United States federal income tax expertise.

         "TAX AMOUNT SHORTFALL" means, in the case of a particular Imputed Income Indemnitee, an amount equal to the excess of (i) 50% of the Cumulative CPA Imputed Income Amount attributable to such Imputed Income Indemnitee over the aggregate of (ii) the Cumulative Dividend Amount previously distributed to such Imputed Income Indemnitee and (iii) the Cumulative Creditable Tax Amount.

         "TAX MATTERS INDEMNITEE" has the meaning set forth in Section 6.3(a).

         "TRANSACTION AGREEMENTS" means this Agreement, the Purchase Agreement, the Distribution Agreement, the License Agreement, and the Warrants.

         "TRANSACTIONS" means the transactions contemplated by the Transaction Agreements.

         "UNITED STATES PERSON" means a United States person for United States federal income tax purposes.

         "U.S. SHAREHOLDER-APPOINTED DIRECTOR" means a director (i) designated by Edwards or (ii) any other Person designated by a shareholder who is a United States Person.

         "U.S. TAX ADVISOR" means any of (i) United States tax counsel to the Corporation; (ii) Ernst & Young LLP; or (iii) an accounting firm of international reputation similar to (ii) above with comparable United States federal income tax expertise.

         "WARRANT SHARES" has the meaning set forth in the Recitals.

         "WARRANTS" has the meaning set forth in the Purchase Agreement.


                                   ARTICLE II
                              CORPORATE GOVERNANCE

         Section 2.1 THE PLC BOARD OF DIRECTORS.

                  (a) PLC hereby agrees to take, at any time and from time to time, all action necessary and within its power such that the PLC Board shall consist of not more than ten directors. So long as Edwards and its Affiliates Beneficially Own at least 5% of the PLC Common Shares outstanding on a fully diluted basis, Edwards shall be entitled to nominate the Edwards Designee for election as a director to the PLC Board.

                  (b) Upon a written notice from Edwards to PLC naming an Edwards Designee, PLC shall use its best efforts to cause such Edwards Designee to become a director of PLC.

                  (c) From the date of the election of an Edwards Designee until receipt of written notice by PLC from Edwards that it no longer wishes to have an Edwards Designee on the PLC Board, PLC shall use its best efforts to ensure that each slate of persons nominated by the PLC Board for election as directors of PLC includes the Edwards Designee.

                  (d) If at any time an Edwards Designee ceases to be a member of the PLC Board and Edwards continues to be entitled to an Edwards Designee pursuant to Section 2.1(a), PLC shall use its best efforts to cause the resulting vacancy on the PLC Board to be filled by a replacement Edwards Designee at the next meeting of the PLC Board.

                  (e) So long as Edwards is entitled but declines to designate an Edwards Designee or so long as Edwards and it Affiliates Beneficially Own at least 2% but less than 5% of the PLC Common Shares outstanding on a fully diluted basis and the Distribution Agreement has not been terminated, Edwards shall be entitled to have an observer attend meetings of the PLC Board and to receive materials distributed to members of the PLC Board, subject to fiduciary and confidentiality limitations set by the PLC Board at its reasonable good faith discretion.

                  (f) Only Edwards shall be entitled to request the removal of the Edwards Designee. If Edwards requests that the Edwards Designee be removed (with or without cause), PLC agrees to take or cause to be taken all appropriate action within its power to effect the removal of such designee from the PLC Board.

                  (g) At Edwards' election, unless prohibited by applicable stock exchange rules or Applicable Law, any board of directors of any subsidiary of PLC and any committee of the board of directors of PLC and such subsidiary shall include the Edwards Designee, PROVIDED, HOWEVER, that the Edwards Designee shall act only in an EX OFFICIO, i.e., non-voting, capacity on such committee of the PLC Board or on such subsidiary board of directors or committee thereof.

         Section 2.2 GENERAL COVENANT TO VOTE. PLC agrees to take all actions necessary at any time or from time to time to call, or to cause its subsidiaries or the appropriate officers or directors of its subsidiaries to call, one or more annual meetings of shareholders of its subsidiaries and to vote all securities Beneficially Owned or over which control or direction is exercised by PLC at any such annual meeting in favor of, or to consent by written consent in lieu of any such meeting to, the election of a board of directors consistent with, and the taking of any other action required by or to effect the intent of, this Agreement.


                                  ARTICLE III
                  PREEMPTIVE RIGHTS AND ADDITIONAL STOCK SALES

         Section 3.1 PREEMPTIVE RIGHTS.

         Edwards shall be entitled to participate in all future issuances by PLC of PLC Common Shares (or rights to acquire PLC Common Shares or securities convertible into, or exchangeable for, or carrying the right to purchase PLC Common Shares) to the extent necessary for Edwards to maintain its proportionate fully diluted equity interest in PLC as that interest exists at the time of such issuance. PLC will provide Edwards with at least 20 days advance written notice of any such proposed issuance (a "Proposed Issuance"), which notice shall contain all relevant information pertaining thereto (including, without limitation, if then known, the identity of the proposed beneficial and record owners of the PLC Common Shares to be issued and sold by PLC and the issue price per security, or proposed range of issue prices per security) and an offer to Edwards to participate in the Proposed Issuance (at a price per security and upon terms and conditions no less favorable than those provided to other offerees or purchasers of PLC Common Shares in the Proposed Issuance) to the extent necessary for Edwards to maintain its proportionate fully diluted equity interest in PLC. At Edwards' sole option, it may participate in the Proposed Issuance by purchasing the full number of PLC Common Shares necessary to maintain its proportionate equity interest or any lesser number thereof. In the event the terms of the Proposed Issuance change, PLC will provide Edwards with a new 20-day advance notice period prior to consummating the transaction contemplated by the Proposed Issuance. These preemptive rights shall not apply to the following sales or issuances: (a) pursuant to the exercise, conversion or exchange of securities, exercisable, convertible or exchangeable into PLC Common Shares that are outstanding as of the date hereof; (b) the issuance of PLC Common Shares as a stock dividend to holders of PLC Common Shares or upon any subdivision or combination of PLC Common Shares; (c) the issuance of PLC Common Shares in a Public Offering; (d) pursuant to an employee stock option plan, stock purchase plan or similar benefit program, or sales or issuances to directors, employees or consultants which sales or issuances do not exceed, in any five-year period, 20%, on a fully diluted basis, of the outstanding equity shares of PLC as of the date hereof, provided that in the event any employee is terminated and such employee's options are terminated, the reissuance of such options shall not be counted in the 20% threshold; or (e) as consideration for the acquisition by PLC or any of its affiliates of all or a part of another business or the merger of any business entity with or into PLC or any of its affiliates.


                                   ARTICLE IV
                               REGISTRATION RIGHTS

         Section 4.1 REGISTRATION ON REQUEST.

                  (a) Upon the written request of Edwards requesting that PLC effect the registration under the Securities Act of all or part of its Registrable Shares and specifying the intended method of disposition thereof, PLC will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Shares which PLC has been so requested to register by Edwards for disposition in accordance with the intended method of disposition stated in such request.

                  (b) Registrations under the Securities Act under this Section
4.1 shall be on such appropriate registration form of the SEC as shall be selected by Edwards and PLC. If, in connection with any registration under the Securities Act under Section 4.1(a), which is proposed by PLC to be on Form S-3 or any similar short form registration statement which is a successor to Form S-3, the managing underwriters, if any, shall advise PLC in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

                  (c) PLC will pay all expenses associated with any registration requested pursuant to this Section 4.1 by Edwards including, without limitation, legal, accounting, registration, printing and distribution fees and expenses, except that Edwards shall pay for commissions and underwriting discounts payable with respect to the Registrable Securities ("Registration Expenses").

                  (d) A registration or qualification requested pursuant to this
Section 4.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, PROVIDED that a registration which does not become effective after PLC has filed a registration statement with respect thereto solely by reason of the refusal to proceed of Edwards (other than a refusal to proceed based upon the advice of counsel relating to information concerning the business or financial condition of PLC which is made known to Edwards after the date on which such registration was requested) shall be deemed to have been effected by PLC at the request of Edwards unless Edwards shall have elected to pay all Registration Expenses in connection with such registration,
(ii) if, after it has become effective, such registration statement or distribution of Registrable Shares becomes subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than by reason of some act or omission by, or circumstance relating to, Edwards, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by, or circumstances relating to, Edwards.

                  (e) If a requested registration pursuant to this Section 4.1 involves an underwritten offering, the managing underwriter or underwriters thereof shall be selected by Edwards and shall be reasonably acceptable to PLC.

                  (f) PLC shall not be required to effect more than three registrations pursuant to this Section 4.1. In addition, notwithstanding any other language herein, PLC shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months after the effective date of the registration statement relating to a Public Offering. If at the time of any request to register Registrable Shares pursuant to this Section 4.1, PLC is engaged or has plans to engage in a Public Offering or is engaged in any other activity which, in the good faith determination of the PLC Board, would be adversely affected by the requested registration, then PLC may at its option direct that such request be delayed for a period not in excess of 90 days from the date of such request, such right to delay a request to be exercised by PLC not more than once in any 12-month period.

         Section 4.2 INCIDENTAL REGISTRATION. If PLC proposes at any time to register PLC Common Shares under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 (or a similar successor form)) with respect to an offering of PLC Common Shares for its own account or for the account of any of its security holders, it will promptly (but in no event less than 30 days before the anticipated filing date) give written notice thereof to Edwards and offer Edwards the opportunity to register or distribute such number of Registrable Shares as Edwards may request. Upon the written request of Edwards made within 30 days after the receipt of any such notice (which request shall specify the Registrable Shares intended to be disposed of by Edwards), PLC will, subject to the terms of this Agreement, use its best efforts to include the Registrable Shares which Edwards has been requested to register in such registration.

                  (a) If the proposed registration by PLC is an underwritten Public Offering of PLC Common Shares, PLC shall so advise Edwards as a part of the written notice given pursuant to Section 4.2. In such event, the right of Edwards to include its Registrable Shares in such registration pursuant to
Section 4.2 shall be conditioned upon Edwards' participation in such underwriting on the terms and conditions agreed to by PLC and the managing underwriter or underwriters. PLC will use its reasonable best efforts to cause the managing underwriter or underwriters to include such Registrable Shares among those securities to be distributed by or through such underwriters. Notwithstanding the foregoing, if in the reasonable judgment of the managing underwriter or underwriters, the success of the Public Offering would be adversely affected by inclusion of the Registrable Shares requested to be included, PLC shall include in such registration the number (if any) of Registrable Shares so requested to be included which, in the opinion of such underwriters, can be sold.

                  (b) If, at any time after giving written notice of its intention to register a Public Offering and prior to the effective date of the registration statement, PLC shall determine for any reason either not to register, or to delay registration of, such securities, PLC may, at its election, give written notice of such determination to Edwards and, thereupon,
(i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration or (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such other PLC Common Shares.

                  (c) The selection of the underwriters for any such offering shall be at the sole discretion of PLC.

                  (d) PLC will pay all Registration Expenses associated with the registration and sale of Registrable Shares pursuant to this Section 4.2.

         Section 4.3 REGISTRATION PROCEDURES.

                  (a) If and whenever PLC is required by the provisions of
Section 4.1 or 4.2 hereof to effect the registration of Registrable Shares, PLC will as promptly as practicable:

                           (i) furnish to Edwards such number of conformed
                  copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in any such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as Edwards may reasonably request to facilitate the disposition of Registrable Shares;

                           (ii) use its best efforts to register or qualify the
                  securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions, if applicable, as shall be reasonably appropriate for distribution of the Registrable Shares; provided, however, that PLC shall not be required, solely in order to accomplish the foregoing, to qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;

                           (iii) advise Edwards, promptly after it shall receive
                  notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or any state securities commission or agency suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and use its reasonable best efforts to prevent the issuance of any stop order and to obtain its withdrawal if such stop order should be issued;

                           (iv) notify Edwards upon PLC's discovery that, or
                  upon the happening of any event as a result of which, any prospectus included in any registration statement which includes Registrable Shares, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of Edwards prepare and furnish to Edwards a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                           (v) use its reasonable best efforts to cause all such
                  Registrable Shares to continue to be listed on each securities exchange or inter-dealer quotation system on which the PLC Common Shares are now listed.

                  (b) Edwards agrees that, upon receipt of any notice from PLC of the occurrence of any event of the kind described in Section 4.3(a)(iv), it will forthwith discontinue the disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until its receipt of a supplemented or amended prospectus from PLC; PROVIDED that if the registration statement is for an underwritten Public Offering, Edwards will use its reasonable best efforts to cause the underwriters of such Public Offering to discontinue the disposition of Registrable Shares.

                  (c) In the event that, in the judgment of PLC, it is advisable to suspend use of a prospectus included in a registration statement which includes Registrable Shares due to pending material developments or other events that have not yet been publicly disclosed and as to which PLC believes public disclosure would be detrimental to PLC, PLC shall notify Edwards to such effect, and, upon receipt of such notice, Edwards shall immediately discontinue any sales of Registrable Shares pursuant to such registration statement until Edwards has received copies of a supplemented or amended prospectus or until Edwards is advised in writing by PLC that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. Notwithstanding anything to the contrary herein, PLC shall not exercise its rights under this Section 4.3(c) to suspend sales of Registrable Shares for a period or periods in excess of, in the aggregate, 90 days in any 12-month period.

                  (d) If any Registrable Shares are included in any registration pursuant to this Article IV, Edwards shall take such actions and furnish PLC with such information regarding itself and relating to the distribution of the Registrable Shares as PLC may from time to time reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, without limitation, the following: (i) enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature and cause each underwriter of the Registrable Shares to be sold to agree in writing with PLC to provisions with respect to indemnification that are substantially the same as set forth in
Section 4.4 hereof; (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering; and (iii) distribute the Registrable Shares in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus.

         Section 4.4 INDEMNIFICATION.

                  (a) INDEMNIFICATION BY PLC. In the event of any registration of Registrable Shares pursuant to Section 4.1 or 4.2, PLC agrees to indemnify and hold harmless Edwards and its directors and officers and each other person, if any, who controls Edwards within the meaning of the Securities Act (each, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) to which such Indemnified Person becomes subject under the Securities Act or otherwise (the "Losses"), insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that PLC shall not be liable to such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished in writing by Edwards to PLC expressly for use therein.

                  (b) INDEMNIFICATION BY EDWARDS. In the event of any registration of Registrable Shares pursuant to Section 4.1 or 4.2, Edwards agrees to indemnify and hold harmless PLC and its directors and officers and each other person, if any, who controls PLC within the meaning of the Securities Act from and against any and all Losses, insofar as such Losses arise out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made solely in reliance upon and in conformity with information furnished in writing to PLC by Edwards expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

                  (c) DEFENSE OF CLAIM. If any action or proceeding (including any governmental investigation) shall be brought or directed against any party hereto (or its officers, directors or agents), the party against whom indemnification is sought shall be permitted to assume the defense of such claim, including the employment of counsel and the payment of all expenses, unless a conflict of interest may exist with respect to such claim or differing or additional defenses may be available to the other party. If defense of a claim is assumed by an indemnifying party, the indemnified party shall not be liable for any settlement of such action or proceedings effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any such indemnifying party shall not, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party an unconditional release from all liability in respect to such claim or litigation. If defense of a claim is not assumed by an indemnifying party, the indemnifying party shall not be liable for any settlement effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any party entitled to indemnification hereunder agrees to give prompt written notice to the other party of any written notice of the commencement of any action, suit, proceedings or investigation or threat thereof for which such party may claim indemnification or contribution pursuant to this Agreement; PROVIDED, HOWEVER, that failure to give such notice shall not limit any party's right to indemnification or contribution hereunder. Notwithstanding the foregoing, an indemnified party hereunder shall always have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party.

                  (d) SURVIVAL. The indemnification provided for under this Agreement will (i) remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, (ii) survive the transfer of any Registrable Securities and (iii) survive the termination of this Agreement.

                  (e) RIGHT OF CONTRIBUTION. If the indemnification provided for in this Section 4.4 is unavailable to, or insufficient to hold harmless, an indemnified party under Section 4.4(a) or Section 4.4(b) above in respect of any Losses referred to in such Sections, then each applicable indemnifying party shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of PLC, on the one hand, and of Edwards, on the other, in connection with the misstatement or omission which resulted in such Losses, taking into account any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 4.4(c) above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding.


                                   ARTICLE V
                                     VOTING

         Section 5.1 VOTING OF SHARES BY EDWARDS. Until the third anniversary of the date hereof, in any matter submitted to holders of PLC Common Shares, Edwards shall be present for purposes of establishing a quorum and shall vote all the PLC Common Shares that it Beneficially Owns in proportion to the votes cast by all other holders of PLC Common Shares; PROVIDED, HOWEVER, that Edwards shall be free to vote all of its PLC Common Shares in its sole discretion on the following matters submitted to holders of PLC Common Shares:

                  (a) any merger, consolidation, acquisition or other business combination involving PLC in which PLC is not the surviving corporation or as a result of which a majority of the outstanding common equity of PLC is owned by another entity;

                  (b) any sale, lease, transfer or other disposition of the business operations or all or substantially all assets of PLC (on a consolidated basis); and

                  (c) any dissolution or complete liquidation or similar arrangement of PLC.

                                   ARTICLE VI
                               CERTAIN TAX MATTERS

         Section 6.1 REPRESENTATIONS AND WARRANTIES. Based on the advice of PLC's U.S. Tax Advisor, PLC is not, and immediately following the sale of the Shares to Edwards under the Purchase Agreement will not be, classified as (i) a "controlled foreign corporation" or (ii) a "foreign personal holding company" for United States federal income tax purposes.

         Section 6.2 COVENANTS.

                  (a) So long as Edwards holds any Equity Securities, none of PLC or any PLC Subsidiary shall, directly or indirectly, issue, sell (whether involuntarily, by judicial sale, or otherwise), transfer, grant a security interest in, pledge, hypothecate, assign, give, or otherwise (voluntarily or by operation of law) dispose of (any such act is hereinafter referred to as a "Transfer") any Equity Security to any person or enter into any arrangement to shift voting power away from United States holders of Equity Securities (any such arrangement hereinafter referred to as an "Arrangement") in respect of any Equity Security if such Transfer or Arrangement would, for purposes of section 951 ET SEQ. and 551 ET SEQ. of the Code, result in more than 50% of the voting power or the value of the outstanding stock of the PLC being owned, directly or indirectly (taking into account the applicable constructive ownership rules under the Code), by (i) five (5) or fewer "United States shareholders" as defined in section 951 of the Code, or (ii) five (5) or fewer individuals who are citizens or residents of the United States as described in section 552 of the Code, without the prior written consent of Edwards, so long as it holds Equity Securities.

                  (b) PLC shall, at its own expense, furnish to Edwards by February 28 of each year, commencing February 28, 2002, an Annual Information Statement for the immediately preceding taxable year of PLC. PLC shall also provide such other information as may be required by the United States Internal Revenue Service to enable Edwards and any of its direct or indirect beneficial owners, as the case may be, to make a "qualified electing fund" election under section 1295 of the Code.

                  (c) None of PLC or any PLC Subsidiary shall enter into any agreement, or make any amendment to any existing agreement, that would restrict or prohibit any payment made pursuant to and in accordance with the terms of this Article VI or Article VII of this Agreement, without the prior written consent of Edwards, so long as it holds Equity Securities.

                  (d) Based on the advice of the PLC's U.S. Tax Advisor, PLC shall use its best efforts to (i) avoid being classified as a "passive foreign investment company" or a "foreign personal holding company" for United States federal income tax purposes in any taxable year ending after the Closing, and
(ii) cause each PLC Subsidiary to avoid being classified as a "passive foreign investment company" or a "foreign personal holding company" for United States federal income tax purposes for any taxable year ending after the Closing.

                  (e) PLC shall not (and shall cause the PLC Subsidiaries not to) undertake any action which could result in a material risk of PLC (or any of the PLC Subsidiaries) being classified as a "controlled foreign corporation," "passive foreign investment company" or "foreign personal holding company" for United States federal income tax purposes in any taxable year ending after the Closing.

                  (f) So long as Edwards and its Affiliates Beneficially Own at least 5% of the PLC Common Shares outstanding on a fully diluted basis as described in Section 2.1(a), PLC shall use its best efforts to ensure that a majority of the Board of Directors is comprised of directors other than U.S. Shareholder-Appointed Directors, unless previously approved in writing by Edwards so long as it holds Equity Securities.

         Section 6.3 INDEMNIFICATION; SURVIVAL.

                  (a) PLC shall defend, indemnify, and hold harmless Edwards and its officers, directors, partners, members, direct and indirect beneficial owners, employees, representatives, successors and assigns (each, a "Tax Matters Indemnitee") from and against any and all losses, damages, taxes, additions to tax, interest, penalties, and expenses (including, without limitation, reasonable attorneys' fees, costs, and expenses incurred in investigating and defending against the assertion of such liabilities) that may be sustained, suffered, or incurred by any such Indemnitee arising from, or in connection with or relating to any breach by PLC of its representations, warranties, covenants, or agreements set forth in this Article VI after the Closing.

                  (b) In respect of any matter for which a claim can be made under Section 6.3(a) or Section 7.1, any amount due and payable under Section
7.1 shall reduce the amount due and payable under Section 6.3(a).

                  (c) The obligations of PLC under this Section 6.3 shall survive the termination of this Agreement and shall continue in full force and effect.

                                  ARTICLE VII
                         IMPUTED INCOME INDEMNIFICATION

         Section 7.1 INDEMNIFICATION. PLC shall defend, indemnify, and hold harmless Edwards and its respective officers, directors, partners, members, direct and indirect beneficial owners, employees, representatives, successors, and assigns (each, an "Imputed Income Indemnitee") from and against any and all losses, damages, taxes, additions to tax, interest, penalties, and expenses (including, without limitation, reasonable attorneys' fees, costs, and expenses incurred in investigating and defending against the assertion of such liabilities) (collectively, "Imputed Income Losses") that may be sustained, suffered, or incurred by reason of (i) any Imputed Income Amount attributable to such Imputed Income Indemnitee (provided, however, that the indemnification provided for in this clause (i) shall not exceed, for any Relevant Taxable Period, the Tax Amount Shortfall), and (ii) Final Determination Imputed Income Amount attributable to such Imputed Income Indemnitee (provided, however, that the indemnification provided for in this clause (ii) shall not exceed, for any Relevant Taxable Period, the Final Determination Shortfall).

         Section 7.2 NOTICE AND PAYMENT. In the event that an Imputed Income Indemnitee suffers an Imputed Income Loss such Imputed Income Indemnitee shall provide written notice thereof to PLC including a statement as to the nature and amount of such Imputed Income Loss and, not later than 10 Business Days following receipt of such written notice, PLC shall pay to such Imputed Income Indemnitee any and all amounts owed to it pursuant to Section 7.1.

         Section 7.3 SURVIVAL. The obligations of PLC under this Article VII shall survive the termination of this Agreement and shall continue to remain in full force and effect.


                                  ARTICLE VIII
                                   TERMINATION

         Section 8.1 TERMINATION. Article II of this Agreement shall automatically terminate on the date Edwards and its Affiliates no longer Beneficially Own, in the aggregate, at least 2% of the PLC Common Shares outstanding on a fully diluted basis. Articles III and IV of this Agreement shall automatically terminate on the date Edwards and its Affiliates no longer Beneficially Own, in the aggregate, at least 5% of the PLC Common Shares outstanding on a fully diluted basis.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1 GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401, 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

         Section 9.2 JURISDICTION AND CONSENT TO SERVICE. In accordance with the laws of the State of New York, and without limiting the jurisdiction or venue of any other court, the parties (a) agree that any suit, action or proceeding arising out of or relating to this Agreement shall be brought solely in the state or federal courts of New York; (b) consent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waive any objection which any of them may have to the laying of venue in any such suit, action or proceeding in any such court; and
(d) agree that service of any court paper in any such suit, action or proceeding may be made in any manner as may be provided under the applicable laws or court rules governing service of process in such court.

         Section 9.3 NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by nationally recognized air courier service, by certified mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 9.3 (or in accordance with the latest unrevoked written direction from such party), (ii) if by certified mail, upon mailing or (iii) if given by facsimile when such facsimile is transmitted to the fax number specified in this Section 9.3 (or in accordance with the latest unrevoked written direction from such party), provided the appropriate confirmation is received.

                  To PLC:

                           PLC Systems Inc.
                           10 Forge Park
                           Franklin, MA 02038
                           Attention:  Chief Executive Officer
                           Fax:  (508) 541-7990
                  with a copy (which shall not constitute notice) to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA  02109
                           Attention:  Steven D. Singer, Esq.
                           Fax:  (617) 526-5000

                  To Edwards:

                           Edwards Lifesciences LLC
                           One Edwards Way
                           Irvine, California 92614
                           Attention:  Associate General Counsel
                           Fax: (949) 250-6850

                  with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue, Suite 3400
                           Los Angeles, California  90071-3144
                           Attention:  Joseph J. Giunta, Esq.
                           Fax:   (213) 687-5600

         Section 9.4 INTERPRETATION. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a specific Schedule, such reference shall be deemed to include, to the extent applicable, all the other Schedules. The table of contents, table of definitions, titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date hereof. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

         Section 9.5 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefore of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; PROVIDED, HOWEVER, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         Section 9.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

         Section 9.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the other Transaction Agreements, including all exhibits hereto and thereto, by and between Edwards and PLC,

                  (a) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof; and

                  (b) shall be binding upon and shall inure to the benefit of each of the parties hereto and thereto and their respective successors and permitted assigns and is not intended to confer any rights, remedies or benefits on any Persons other than as expressly set forth in this Section 9.7.

         Section 9.8 FURTHER ASSURANCES. Each party hereto shall do all such further acts and execute, acknowledge, deliver and file all such further instruments and documents as may be necessary or desirable to give effect to and carry out the transactions contemplated herein.

         Section 9.9 AMENDMENTS AND MODIFICATIONS; WAIVERS AND EXTENSIONS.

                  (a) No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

                  (b) Any party to this Agreement may waive any right, breach or default which such party has the right to waive; provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No failure or delay in exercising any right, power or privilege hereunder shall be deemed a waiver or extension of the time for performance of any other obligations or acts nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 9.10 ASSIGNMENT. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned or delegated by any of the parties hereto without the prior written consent of PLC or Edwards, as the case may be, which may be withheld in its sole discretion except that (1) Edwards may assign all or any portion of its rights and obligations to (a) the acquirer of all or substantially all of the assets of Edwards including an acquisition through merger; (b) any subsidiary or affiliate of Edwards and (c) the transferee of any of the Shares or Warrant Shares who, after giving effect to the transfer Beneficially Owns at least 5% of the PLC Common Shares then outstanding on a fully-diluted basis and (2) PLC may assign its rights and obligations to any acquirer of all or substantially all of the assets or business of PLC, whether by merger, sale of assets or otherwise. Any attempted assignment or delegation of rights, duties or obligations hereunder in contravention hereof shall be void and of no effect.

         Section 9.11 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.


                                      EDWARD LIFESCIENCES CORPORATION



                                      By: /s/ John H. Kehl, Jr.
                                          -------------------------------------
                                      Name:  John H. Kehl, Jr.
                                      Title: Corporate Vice President
                                             Business Development and Strategy



                                      PLC SYSTEMS INC.



                                      By: /s/ James G. Thomasch
                                          -------------------------------------
                                          Name:  James G. Thomasch
                                          Title: Senior Vice President and
                                                 Chief Financial Officer